UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2009

TRUEBLUE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2009, TrueBlue, Inc. (the “Company”) filed Amended and Restated Articles of Incorporation with the Secretary of State of the State of Washington. The Amended and Restated Articles of Incorporation are attached to this report as Exhibit 3.1(c) and include a new Article 9 that limits the personal monetary liability of directors for their actions as directors to the maximum extent permitted by Washington law (the “Amendment”). The Amendment, which was previously approved by the Board of Directors of the Company and by the shareholders of the Company at the Company’s 1999 Annual Meeting held on August 4, 1999, had inadvertently not been filed with the Company’s Articles of Incorporation until June 15, 2009.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1(c).	Amended and Restated Articles of Incorporation of TrueBlue, Inc. dated June 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC. (Registrant)

Date: June 15, 2009	By:	/s/ James E. Defebaugh
James E. Defebaugh Executive Vice President, General Counsel and Secretary